EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

                                             Jurisdiction of
                                              incorporation        % of Voting
          NAME OF CORPORATION                or organization   Securities Held
----------------------------------------     ---------------   ---------------

Kronos, Inc.                                 Delaware                      100
  Kronos (US) Inc.                           Delaware                      100
  Kronos International, Inc.                 Delaware                      100
    NL Industries (Deutschland) GmbH         Germany                       100
      Kronos Titan-GmbH                      Germany                       100
        Unterstutzungskasse Titan GmbH       Germany                       100
    Kronos Chemie-GmbH                       Germany                       100
    Kronos Europe S.A./N.V.                  Belgium                       100
      Kronos World Services S.A./N.V.        Belgium                       100
      Kronos B.V.                            Holland                       100
    Kronos Canada, Inc.                      Canada                        100
    2969157 Canada Inc.                      Canada                        100
    Societe Industrielle Du Titane, S.A.     France                         93
    Kronos Norge A/S                         Norway                        100
      Kronos Titan A/S                       Norway                        100
      Titania A/S                            Norway                        100
        The Jossingfjord Manufacturing
         Company A/S                         Norway                        100
    Kronos Limited                           United Kingdom                100
  Kronos Louisiana, Inc.                     Delaware                      100
    Louisiana Pigment Company, L.P.          Delaware                       50(a)
NL Capital Corporation                       Delaware                      100
  Bentone Sud, S.A.                          France                        100
  RK Export, Inc.                            Barbados                      100(b)
Other:
  NL Industries (USA), Inc.                  Texas                         100
  NLO, Inc.                                  Ohio                          100
  Salem Lead Company                         Massachusetts                 100
  Sayre & Fisher Land Company                New Jersey                    100
  153506 Canada Inc.                         Canada                        100
  NL Environmental Management Services, Inc. New Jersey                     78(c)
  The 1230 Corporation                       California                    100
  United Lead Company                        New Jersey                    100

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(a)   Unconsolidated joint venture accounted for by the equity method.
(b)   Registrant indirectly owns 100% with 50% owned by Kronos, Inc. and 50%
      owned by NL Capital Corporation.
(c)   Formerly  National  Lead  Company,   registrant   directly  owns  56%  and
      indirectly owns 22% via 153506 Canada, Inc.